EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Provides Business Update and Announces Fiscal Year 2020

Financial Results

Conference Call on Thursday, March 25, 2021 at 4pm ET

RESTON, Va., March 24, 2021 (GLOBE NEWSWIRE) -- Lightbridge Corporation (NASDAQ: LTBR), an advanced nuclear fuel technology company, announced financial results for the fiscal year ended December 31, 2020 and provided an update on the Company's continued progress.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “Despite the challenges faced in 2020 during the COVID-19 pandemic, I’m happy with the progress Lightbridge has made throughout the year. In summary, throughout 2020, Lightbridge has taken steps to reduce many of the risks associated with our business. One major step in 2020 included securing US government support for our fuel development program through our GAIN voucher award from the U.S. Department of Energy. We believe that the federal government's ongoing commitment to supporting advanced nuclear technology companies like Lightbridge positions us to further enhance our fuel development efforts.”

“Importantly, we also came to terms on a settlement agreement with Framatome that resolves all disputes between the companies and terminates all agreements pertaining to the Enfission joint venture, freeing all intellectual property rights to their respective background technology. I believe this settlement agreement is the best result for all sides, allowing Lightbridge to pursue various promising opportunities in the nuclear sector, now unencumbered by any constraints on our Lightbridge Fuel™ technology platform.

“Finally, we have taken the critical step of prioritizing our fuel development program towards powering Small Modular Reactors (SMRs) of the future. SMRs are expected to have much lower capital costs per module than larger reactor designs, making their deployment easier to finance and support by private and government sectors. In addition, we expect SMR plants with Lightbridge Fuel to have the ability to load follow renewables, helping to expand markets for renewables and SMRs together as countries seek to decarbonize energy generation. We believe that Lightbridge Fuel’s™ most significant economic benefit to SMRs will be to provide a 30% power uprate that will allow SMRs greater flexibility in power levels.

“We want to position Lightbridge as an essential company for the world to meet its climate goals. While existing large reactors can present an additional market opportunity for Lightbridge Fuel™, we do not expect significant future growth in the number of these large reactors, so they will not move the needle on climate change. Lightbridge is going where the industry is heading, along with the significant government funding opportunities we expect to go toward SMRs in the coming years, and we remain focused on our pursuit of full-scale commercialization of Lightbridge Fuel™ as quickly as possible” concluded Mr. Grae.

1

Financial Highlights

The Company maintained a strong working capital position at December 31, 2020 and had no debt.

Cash Flows Summary

•

Cash and cash equivalents were $21.5 million at December 31, 2020, compared to $18.0 million at December 31, 2019, an increase of $3.5 million in cash and cash equivalents, consisting of the following:

o

Cash used in operating activities increased $1.9 million, from $6.7 million in 2019 to $8.6 million in 2020. This increase was due primarily to an increase in our general and administrative expenses (see operations summary below) offset by a decrease in our research and development expenses, as Lightbridge is no longer conducting its research and development activities through Enfission.

o

Cash used in investing activities decreased $3.6 million from $3.8 million in 2019 to $0.2 million in 2020. This decrease was due primarily to the reduced investment in the joint venture, Enfission LLC.

o

Cash provided by financing activities increased $8.6 million from $3.8 million in 2019 to $12.4 million in 2020. This increase was due to the increase in the net proceeds from issuance of common stock in 2020.

Balance Sheet Summary

•

Total assets were $21.8 million and total liabilities were $4.6 million at December 31, 2020. Working capital was $17.1 million at December 31, 2020 versus $18.0 million in 2019. This decrease of $0.9 million in working capital was due primarily to the factors stated above in the cash flow summary.

•	Stockholders’ equity was $17.2 million at December 31, 2020 as compared to $19.2 million at December 31, 2019.

Operations Summary

•

General and administrative expenses for the year ended December 31, 2020 were $8.3 million compared to $5.8 million for the prior year, an increase of $2.5 million. These increases included an increase in professional fees relating to the arbitration matter of approximately $1.7 million, an increase in total employee compensation and employee benefits of approximately $1.2 million, and an increase in insurance expense of $0.1 million. In addition, there were severance payments made of approximately $0.2 million, for employee layoffs partially due to the uncertainty of COVID-19 on our future business operations and the cessation of the Enfission joint venture. These increases were offset by a decrease in travel, promotional and various administrative expenses of approximately $0.4 million partially due to COVID-19 and a decrease in stock-based compensation of approximately $0.3 million.

2

•

Lightbridge’s total corporate research and development costs amounted to $0.9 million for the year ended December 31, 2020 compared to $2.7 million for the year ended December 31, 2019. This decrease of $1.8 million was due primarily to transitioning our R&D work relating to Enfission to developing a new fuel development strategy with U.S. Department of Energy national laboratories.

•

On February 11, 2021, the Company entered into a settlement agreement with its former JV partner in Enfission and agreed to pay approximately $4.2 million in legal settlement costs. This amount was recorded in operating expenses as legal settlement costs for the year ended December 31, 2020.

•

As a result of recent triggering events that required an impairment provision of the total carrying value of the patent costs, the Company recorded an impairment loss and patent write-off of $1.2 million in the fourth quarter of 2020, which included a $0.1 million write-off of patent costs and $1.1 million in impairment loss. There was no patent impairment loss provision in 2019.

•

Other operating income was $0.1 million for the year ended December 31, 2020 compared to an other operating loss of $2.6 million for the year ended December 31, 2019, an increase of $2.7 million. This change was due to a net decrease in the equity loss from the Enfission joint venture of $2.6 million and an increase in grant income from the GAIN voucher of approximately $0.1 million for the year ended December 31, 2020. Grant income is recorded on a gross method with the grant income shown as other operating income and the related costs as a charge to research and development expenses. There was no grant income in 2019.

•	Total net other income decreased by approximately $0.3 million due to the decrease in interest income in 2020.

•

Net loss for the year ended December 31, 2020 was $14.4 million compared to $10.7 million for 2019. This increase of $3.7 million was primarily due to legal settlement costs to terminate the Enfission joint venture.

FISCAL YEAR 2020 CONFERENCE CALL & WEBCAST

Lightbridge will host a conference call on Thursday, March 25th at 4:00 p.m. Eastern Time to discuss the Company's financial results for the fourth quarter and year ended December 31, 2020, as well as the Company's corporate progress and other meaningful developments.

Interested parties can access the conference call by calling 833-519-1295 for U.S. callers, or 914-800-3866 for international callers. Please reference Conference ID: 4973186. The call will be available on the Company’s website via webcast at https://edge.media-server.com/mmc/p/b333d62i.

The webcast will also be archived on the Company’s website. A telephone replay of the call will be available approximately two hours following the call and can be accessed by dialing 855-859-2056 from the U.S. or 404-537-3406 for international callers. Please reference Conference ID: 4973186.

3

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company based in Reston, Virginia, United States. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for current and future reactors, which significantly enhances the economics, safety, and proliferation resistance of nuclear power. Lightbridge invented and patented its technology with goals of preventing climate change and enhancing national security. The Company has assembled a world-class development team. The Company plans to operate under a licensing and royalty model and based on the increased power generated by Lightbridge-designed fuel, expects to offer high ROI for operators of existing and new reactors. For more information please visit: www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; the outcome of the arbitration with the Company’s former joint venture partner and dissolution of the Enfission joint venture; as well as other factors described in Lightbridge's filings with the U.S. Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710
ir@ltbridge.com

*** tables follow ***

4

LIGHTBRIDGE CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
		(Revised)
ASSETS
Current Assets
Cash and cash equivalents	$21,531,665	$17,958,989
Other receivable from joint venture	—	400,000
Prepaid expenses and other current assets	172,460	47,371
Total Current Assets	21,704,125	18,406,360
Other Assets
Patents and trademarks, net	85,562	1,144,888
Total Assets	$21,789,687	$19,551,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$382,130	$350,299
Accrued legal settlement costs	4,200,000	—
Total Current Liabilities	4,582,130	350,299

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares
Convertible Series A preferred shares, 699,878 shares and 757,770 shares issued and outstanding at December 31, 2020 and 2019, respectively (liquidation preference $2,613,025 and $2,636,764 at December 31, 2020 and 2019, respectively)	699	757
Convertible Series B preferred shares, 2,666,667 shares issued and outstanding at December 31, 2020 and 2019 (liquidation preference $4,897,517 and $4,569,180 at December 31, 2020 and 2019, respectively)	2,667	2,667
Common stock, $0.001 par value, 8,333,333 authorized, 6,567,110 shares and 3,252,371 shares issued and outstanding at December 31, 2020 and 2019, respectively	6,567	3,252
Additional paid-in capital	146,353,232	133,932,615
Accumulated deficit	(129,155,608)	(114,738,342)
Total Stockholders' Equity	17,207,557	19,200,949
Total Liabilities and Stockholders' Equity	$21,789,687	$19,551,248

5

LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2020	2019
		(Revised)

Revenue	$—	$—

Operating Expenses
General and administrative	8,312,583	5,787,092
Research and development	891,626	2,676,156
Legal settlement costs	4,200,000	—
Patent write-offs and impairment loss	1,169,644	—
Total Operating Expenses	14,573,853	8,463,248

Other Operating Income and (Loss)
Grant income	72,709	—
Other income from joint venture	—	715,126
Equity in loss from joint venture	—	(3,321,737)
Total Other Operating Income and (Loss)	72,709	(2,606,611)
Total Operating Loss	$(14,501,144)	$(11,069,859)

Other Income
Interest income	83,878	393,112
Total Other Income	83,878	393,112

Net Loss Before Income Taxes	(14,417,266)	(10,676,747)
Income Taxes	—	—
Net Loss	$(14,417,266)	$(10,676,747)

Accumulated Preferred Stock Dividend	(512,953)	(490,117)
Deemed additional dividend on preferred stock dividend due to the beneficial conversion feature	(222,196)	(209,698)
Net Loss Attributable to Common Shareholders	$(15,152,415)	$(11,376,562)

Net Loss Per Common Share
Basic and Diluted	$(3.59)	$(3.66)

Weighted Average Number of Common Shares Outstanding	4,216,568	3,107,580

6

LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2020	2019
		(Revised)
Operating Activities
Net Loss	$(14,417,266)	$(10,676,747)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Common stock issued for services and stock-based compensation	70,341	822,820
Patent write-offs and impairment loss	1,169,645	—
Amortization of Patents	100,117	89,623
Equity in loss from joint venture	—	3,321,737
Changes in operating working capital items
Other receivable from joint venture	400,000	(306,747)
Prepaid expenses and other current assets	(125,089)	(10,626)
Accounts payable and accrued liabilities	31,831	92,243
Accrued legal settlement costs	4,200,000	—
Net Cash Used in Operating Activities	(8,570,421)	(6,667,697)

Investing Activities
Investment in joint venture	—	(3,540,000)
Patents and trademarks	(210,436)	(221,063)
Net Cash Used in Investing Activities	(210,436)	(3,761,063)

Financing Activities
Net proceeds from the issuance of common stock and exercise of stock options	12,353,533	3,750,454
Net Cash Provided by Financing Activities	12,353,533	3,750,454

Net Increase (Decrease) in Cash and Cash Equivalents	3,572,676	(6,678,306)
Cash and Cash Equivalents, Beginning of Year	17,958,989	24,637,295
Cash and Cash Equivalents, End of Year	$21,531,665	$17,958,989

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-Cash Financing Activities:
Accumulated preferred stock dividend	$735,149	$699,815
Conversion of Series A convertible preferred stock to common stock and payment of paid-in-kind dividends to Series A preferred stockholder	$49,885	$187,890
Common stock issued for services	$17,000	$—

7